Exhibit 99.1

LAZARD

MEDIA CONTACT:                                   INVESTOR CONTACT:
Richard Silverman, +1 212 632 6285               Michael J. Castellano
RICHARD.SILVERMAN@LAZARD.COM                     Chief Financial Officer,
                                                 +1 212 632 8262

                                                 Alexander F. Stern
                                                 Head of Corporate Strategy,
                                                 + 1 212 632 8231
                                                 INVESTORRELATIONS@LAZARD.COM



              LAZARD LTD REPORTS IMPROVED FINANCIAL RESULTS IN THE
                      SECOND QUARTER AND FIRST HALF OF 2005

               M&A REVENUE INCREASED 35% TO $182.0 MILLION IN 2Q05 AND 46% TO $304.3 MILLION IN THE FIRST HALF OF 2005

        OPERATING REVENUES(1) INCREASED 17% TO $330.1 MILLION IN 2Q05 AND
                 21% TO $595.7 MILLION IN THE FIRST HALF OF 2005

    PRO FORMA OPERATING INCOME(2) INCREASED 45% TO $57.0 MILLION IN 2Q05 AND
                 107% TO $94.5 MILLION IN THE FIRST HALF OF 2005

                 PRO FORMA NET INCOME ON A FULLY EXCHANGED BASIS
    INCREASED 29% TO $32.0 MILLION OR 32 CENTS PER DILUTED SHARE IN 2Q05 AND 92% TO $63.3 MILLION OR 63 CENTS PER DILUTED SHARE IN THE FIRST HALF OF 2005


      NEW YORK, August 10, 2005 - Lazard Ltd (NYSE:LAZ) today announced financial results for its second quarter and first half ended June 30, 2005:
    o M&A net revenues increased 35% to $182.0 million in the second quarter of 2005 from $135.1 million in the second quarter of 2004 and increased 46% to $304.3 million in the first half of 2005 from $208.9 million in the first half of 2004;
    o Operating revenues(1) increased 17% to $330.1 million in the second quarter of 2005 from $282.1 million in the second quarter of 2004 and increased 21% to $595.7 million in the first half of 2005 from $491.0 million in the first half of 2004;

                                     -MORE-


(1) Operating revenues exclude interest expense relating to financing activities which are included in net revenues.
(2) Operating income is before income taxes and minority interest.

Lazard-2


    o Pro forma operating income(2) increased 45% to $57.0 million in the second quarter of 2005 from $39.4 million in the second quarter of 2004 and increased 107% to $94.5 million in the first half of 2005 from $45.6 million in the first half of 2004;
    o Pro forma net income assuming full exchange of outstanding exchangeable interests increased 29% to $32.0 million in the second quarter of 2005 from $24.7 million in the second quarter of 2004 and increased 92% to $63.3 million in the first half of 2005 from $32.9 million in the first half of 2004;
    o Pro forma net income before exchange of outstanding exchangeable interests increased 29% to $12.0 million in the second quarter of 2005 from $9.3 million in the second quarter of 2004 and increased 92% to $23.7 million in the first half of 2005 from $12.4 million in the first half of 2004 which include the additional minority interest related to the exchangeable interests;
    o Pro forma net income per fully diluted share increased 29% to 32 cents for the second quarter of 2005 from 25 cents in the second quarter of 2004 and increased 92% to 63 cents for the first half of 2005 from 33 cents for the first half of 2004;
    o The 2005 pro forma operating income, net income and net income per share amounts exclude one-time IPO-related professional fees and other costs of $4.6 million or 3 cents per fully diluted share.

      "We are very pleased with our strong performance" said Bruce Wasserstein, Chairman and Chief Executive Officer of Lazard Ltd. "Our results for the quarter and for the first six months of this year underscore the strength of Lazard's franchise and the effectiveness of our business model, which is to generate revenues through our focus on M&A, financial restructuring and asset management. The investments we have made in the past to broaden our global advisory capabilities have positioned the firm for long-term growth."
      Steven J. Golub, Lazard's Vice Chairman, noted: "We are pleased that our strong results demonstrate the benefits of our simple business model which should now be readily understood. By aligning our compensation costs at no more than 57.5% of our operating revenues and containing our non-compensation costs, we are achieving the benefits of our operating leverage."

                                     -MORE-

(2) Operating income is before income taxes and minority interest.

Lazard-3


      LAZARD BELIEVES THAT PRO FORMA RESULTS ASSUMING FULL EXCHANGE OF OUTSTANDING EXCHANGEABLE INTERESTS PROVIDE THE MOST MEANINGFUL BASIS FOR COMPARISON AMONG PRESENT, HISTORICAL AND FUTURE PERIODS.

      Historical net income is reported as a historical partnership until the IPO on May 10, 2005 and does not include payments for services rendered by managing directors as compensation expense and a provision for U.S. federal income taxes. In addition, historical net income for periods prior to the IPO do not include a charge for the minority interest relating to the outstanding exchangeable interests. Such payments, tax provisions and minority interest expense are included in subsequent periods. Therefore, historical results for periods prior to the IPO on May 10, 2005 and subsequent to the IPO are not comparable. Notwithstanding such lack of comparability, historical net income from continuing operations decreased by 43% to $37.9 million in the second quarter of 2005 from $66.9 million in the second quarter of 2004, and increased 43% to $118.1 million in the first half of 2005 from $82.8 million in the first half of 2004, reflecting these differences in reporting payments for services rendered by managing directors and in tax provisions and minority interest expense.

      THE COMPANY'S QUARTERLY REVENUES AND PROFITS CAN FLUCTUATE MATERIALLY DEPENDING ON THE NUMBER AND SIZE OF COMPLETED TRANSACTIONS ON WHICH IT ADVISED, AS WELL AS SEASONALITY AND OTHER FACTORS. ACCORDINGLY, THE REVENUES AND PROFITS IN ANY PARTICULAR QUARTER MAY NOT BE INDICATIVE OF FUTURE RESULTS.

      The basis of presentation for Lazard Ltd's historical and pro forma financial information is discussed later in this release (see section entitled "Basis of Historical and Pro Forma Information").

                                  NET REVENUES

FINANCIAL ADVISORY

      Financial Advisory (which includes primarily M&A and Financial Restructuring) net revenues increased 24% to $211.6 million in the second quarter of 2005, from $170.1 million in the second quarter of 2004 and increased 34% to $368.8 million in the first half of 2005 from $275.6 million in the first half of 2004.

                                     -MORE-

Lazard-4


M&A
      M&A net revenues increased 35% to $182.0 million in the second quarter of 2005 from $135.1 million in the second quarter of 2004 and increased 46% to $304.3 million in the first half of 2005 from $208.9 million in the first half of 2004.
      Announced second-quarter 2005 M&A pending transactions included the following transactions on which Lazard is advising:
    o Duke Energy in its $14.3 billion merger with Cinergy
    o Royal Dutch Shell in its (euro)4.4 billion sale of Basell
    o Resolution Life Group in its (pound)1.8 billion merger with Britannic
      Group
    o Yellow Brick Road Management in its (euro)1.8 billion sale to a group of private investors
    o Pfizer in its $1.8 billion acquisition of Vicuron Pharmaceuticals
    o Pirelli S.p.A. in the (euro)1.3 billion sale of its energy and telecom cables and systems businesses
    o IIR Holdings in its (pound)768 million sale to T&F Informa
    o Groupe Danone in the (pound)470 million sale of its sauce business to H.J. Heinz Company
    o Viacom in the announced segmentation of its businesses
    o Maytag in its current sale process
    o Neuf Telecom in its merger with Cegetel

      Completed second-quarter 2005 M&A transactions included the following transactions on which Lazard advised:
    o Telecom Italia Mobile in its (euro)21 billion sale to Telecom Italia
    o Telesystems International Wireless in its $4.4 billion sale of ClearWave NV to Vodafone
    o Unsecured Creditors Committee of NextWave Telecom in its $3.0 billion sale to Verizon Wireless
    o RAC plc in its (pound)1.0 billion sale to Aviva plc
    o Siemens in its (euro)1.2 billion acquisition of Flender Holding GmbH
    o Lee Enterprises in its $1.5 billion acquisition of Pulitzer
    o Eurofind SA in the (euro)1.1 billion sale of Rinascente Upin to a group of private investors
    o Charterhouse Capital Partners in its (pound)800 million sale of the Tussauds Group
    o Hollywood Entertainment in its $1.2 billion sale to Movies Gallery
    o Transurban in its A$2.2 billion acquisition of Hills Motorway Group
    o Texas Pacific Group in its investment in Lenovo Group

                                     -MORE-

Lazard-5


FINANCIAL RESTRUCTURING
      Financial Restructuring net revenues were $16.3 million in the second quarter of 2005 compared to $13.5 million in the second quarter of 2004 and were $40.4 million in the first half of 2005 compared to $31.7 million in the first half of 2004.
      Notable announced assignments since the first quarter of 2005 included:
Collins & Aikman, Meridian Automotive and United Auto Workers. In addition, we continued to work on assignments involving Parmalat, Eurotunnel, Tower Automotive, and Olympic Airlines and Airways Services, among others, in the second quarter of 2005.

ASSET MANAGEMENT
      Management and other fees, which excludes incentive fees, increased 12% to $105.7 million in the second quarter of 2005 from $94.7 million in the second quarter of 2004 and 8% to $207.8 million in the first half of 2005 from $191.5 million in the first half of 2004.
      The increases in each of the 2005 periods compared to the corresponding 2004 periods were driven by growth in average assets under management, which rose 8% to $85.2 billion in the first half of 2005 from $78.8 billion in the first half of 2004. Partially offsetting this increase were lower incentive fees in the 2005 periods compared to the corresponding 2004 periods. As a result, asset management net revenues increased 5% to $108.8 million in the second quarter of 2005 from $103.9 million in the second quarter of 2004 and increased 7% to $215.7 million in the first half of 2005 from $200.7 million in the first half of 2004.
      Assets under management totaled $83.0 billion at the end of the quarter, down 4% from the end of the first quarter of 2005 due primarily to net asset outflows of $2.9 billion and negative currency translation adjustments of $0.7 billion.

                               OPERATING EXPENSES

COMPENSATION AND BENEFITS
         On a pro forma basis, compensation and benefits expenses include the payments for services rendered by employee members of Lazard Asset Management
(LAM) and by managing directors for all periods presented. The compensation expense to operating revenue ratio was 57.5% in the

                                     -MORE-

Lazard-6


second quarter and the first half of 2005. In the second quarter and the first half of 2004 only, pro forma compensation and benefits expenses also included a reduction of $24.5 million and $108.7 million, respectively, to reflect new compensation arrangements with managing directors to achieve a target compensation expense to operating revenue ratio of 57.5%. Without this adjustment the 2004 ratios would have been 66.2% and 79.6% in the respective periods. In 2005, the new compensation arrangements were in effect and no similar reduction was necessary.
      On a pro forma basis, compensation and benefits expenses increased 17% to $189.8 million in the second quarter of 2005 from $162.2 million in the second quarter of 2004 and increased 21% to $342.5 million in the first half of 2005 from $282.3 million in the first half of 2004. The increases in each period are consistent with the increase in operating revenues.
      On an historical basis, compensation and benefits increased 49% to $161.1 million in the second quarter of 2005 from $107.9 million in the second quarter of 2004 and 21% to $267.0 million in the first half of 2005 from $220.0 million in the first half of 2004. Historical compensation and benefits are not on a comparable basis between periods prior to the IPO and subsequent to the IPO. Prior to the IPO, payments for services rendered by employee members of LAM and by managing directors were not included in compensation and benefits expense whereas for periods subsequent to the IPO they are included.

NON-COMPENSATION
      On a pro forma basis, which in 2005 excludes one-time IPO-related costs, non-compensation and benefits expenses were $63.6 million or 19.3% of operating revenues in the second quarter of 2005, compared with $61.0 million or 21.6% of operating revenues in the second quarter of 2004 and were $119.5 million or 20.1% of operating revenues in the first half of 2005 compared with $124.2 million or 25.3% of operating revenues in the first half of 2004. The decrease in the year-to-date ratio of non-compensation and benefits expenses to operating revenues is due to a decrease of 4% in non-compensation and benefits expenses and the operating leverage from higher operating revenues. The 4% decrease in non-compensation expenses in the first half of 2005 compared with the comparable period in 2004 reflects lower travel and entertainment expenses of $4.4 million and lower premises and occupancy expenses of $2.7 million, partially offset by the costs of being a public company.

                                     -MORE-

Lazard-7


                           PROVISION FOR INCOME TAXES

      Prior to our IPO, Lazard and its subsidiaries generally were not subject to U.S. federal income tax. As a result of completing the IPO, Lazard has a new structure and a portion of its income is subject to U.S. federal income tax, which is reflected in the Company's pro forma operating results. For the second quarter and the first half of 2005, on a pro forma basis assuming an effective tax rate of 28% on Lazard Ltd's allocable share of Lazard Group's income, the provision for taxes was $16.8 million and $24.3 million, respectively, compared with a pro forma provision for taxes of $7.8 million and $9.1 million in the corresponding 2004 periods. The pro forma effective tax rate for the first half of 2005 and 2004 was 25.7% and 19.9%, respectively. The increases were due to an increase in non-U.S. income taxes allocable to the minority interest's share of Lazard Group's income.
      On an historical basis, the provision for income taxes for the second quarter and the first half of 2005 was $25.5 million and $33.3 million, respectively, compared with a tax provision of $15.0 million and $12.3 million for the corresponding periods in 2004. The increases in the provisions in 2005 were due to increased profitability in locations that are subject to corporate income taxes, including a provision for U.S. federal income taxes for the period commencing May 10, 2005.

                                MINORITY INTEREST

      On a pro forma basis, minority interest assuming full exchange of the outstanding exchangeable interests was $9.0 million in the second quarter of 2005 and $4.7 million in the first half of 2005, compared with $3.6 million and benefit of $0.1 million in the corresponding 2004 periods. The increase in 2005 was due primarily due to the higher financial advisory revenue and profits from our strategic alliance in Italy.
      Before exchange of the exchangeable interests, minority interest also includes a provision for the 62.5% interest in the after tax results of Lazard Group allocable to the exchangeable interests. In the second quarter and first half of 2005 this amounted to $19.2 million and $41.8 million, respectively, up from $18.7 million and $24.3 million, respectively, in the comparable periods of 2004 due to higher profits of Lazard Group in each of the 2005 periods compared to 2004.

                                     -MORE-

Lazard-8


      On an historical basis, minority interest was $26.3 million and $36.6 million for the second quarter and first half of 2005, respectively, versus $25.7 million and $40.7 million for the corresponding periods in 2004. As mentioned previously, historical results are not on a comparable basis between periods. The changes in historical minority interest relate primarily to (i) the increased profits from our strategic alliance in Italy mentioned above, (ii) LAZ-MD Holdings' interest in the results of Lazard Group for the period beginning with the IPO on May 10, 2005, and (iii) including payments for services rendered by managing directors of LAM and employee members of LAM as minority interest for periods prior to the IPO and as compensation and benefits expense for subsequent periods.

                  BASIS OF HISTORICAL AND PRO FORMA INFORMATION

      In connection with the IPO on May 10, 2005, Lazard Ltd and its subsidiaries entered into a series of separation and recapitalization transactions, including the separation of its Capital Markets and Other activities from Lazard Group LLC, a Delaware limited liability company that holds Lazard Ltd's businesses. As a result of completing the IPO, Lazard Ltd has no material operating assets other than indirect ownership of 37.5% of the common membership interests of Lazard Group and its managing member interest in Lazard Group. The remaining 62.5% of Lazard Group's membership interests is held by LAZ-MD Holdings which are effectively exchangeable over time, on a one-for-one basis, for shares of Lazard Ltd common stock. LAZ-MD Holdings is a holding company owned by current and former managing directors of Lazard Group.
      Under generally accepted accounting principles in the United States (U.S.
GAAP), Lazard's historical consolidated financial statements reflect the historical results of operations of Lazard Group, including the separated businesses, until May 10, 2005, which was the effective date of the separation. The separated businesses are presented as discontinued operations as required under U.S. GAAP.

                                     -MORE-

Lazard-9


      The historical financial statements do not reflect what the results of operations of Lazard Ltd or Lazard Group would have been had these companies operated as separate, independent public entities for the periods presented. In addition, the historical results of operations for periods prior to and subsequent to the IPO are not on a comparable basis. Specifically, for periods prior to the IPO the historical results of operations under U.S. GAAP do not give effect to the following matters:
    o The separation of Lazard's Capital Markets and Other activities, which consists of equity, fixed income and convertibles sales and trading outside of France; broking, research and underwriting services; merchant banking fund-management activities outside of France; and specified non-operating assets and liabilities (which are reported as discontinued operations),
    o Payment for services rendered by Lazard's managing directors, which, as a result of Lazard operating as a limited liability company, had been accounted for prior to the IPO as distributions from members' capital, or, in some cases, as minority interest, rather than as compensation and benefits expense, and
    o U.S. corporate federal income taxes prior to the IPO, since Lazard has operated in the U.S. as a limited liability company that was treated as a partnership for U.S. federal income tax purposes. Income taxes shown on the historical financial statements include taxes incurred in non-U.S. entities and to unincorporated business taxes attributable to Lazard's operations apportioned to New York City.

         For periods subsequent to the IPO, the historical results of operations under U.S. GAAP include:
    o Payments to managing directors within compensation and benefits expense,
    o Provision for U.S. federal income taxes, and
    o Allocation of profits to LAZ-MD Holdings' 62.5% membership interest in Lazard Group as minority interest.

                                     -MORE-

Lazard-10


      The unaudited pro forma condensed consolidated statements of income information contained in this press release present Lazard's historical financial information adjusted to reflect the separation and recapitalization transactions, including the IPO and the additional financing transactions, assuming they had been completed as of the beginning of each period presented. The adjustments include:
    o The separation of Lazard Group's Capital Markets and Other Activities,
    o Payment for services rendered by managing directors,
    o Income taxes Lazard expects to pay as a corporation assuming an annual effective tax rate of 28%,
    o Minority interest expense reflecting LAZ-MD Holdings' ownership of 62.5% of the Lazard Group common membership interests outstanding immediately after the IPO and the separation and recapitalization transactions,
    o The use of proceeds from the IPO and the additional financing transactions,
    o The net incremental interest expense related to the additional financing transactions, and
    o Exclusion of one-time IPO-related costs.

      The unaudited pro forma financial information are included for informational purposes only and do not purport to reflect the results of operations of Lazard Ltd or Lazard Group that would have occurred had they operated as separate, independent companies during the periods presented. Actual results might have differed from pro forma results if Lazard Ltd or Lazard Group had operated independently.
      The pro forma consolidated financial information should not be relied upon as being indicative of Lazard Ltd or Lazard Group's results of operations had the transactions contemplated in connection with the separation and recapitalization transactions, including the IPO and the additional financing transactions, been completed on the dates assumed. The pro forma financial information also does not project the results of operations for any future period.

                                      * * *

Lazard-11


              CONFERENCE CALL AND ADDITIONAL FINANCIAL INFORMATION

      Bruce Wasserstein, Chairman, Steven J. Golub, Vice Chairman, and Michael
J. Castellano, Chief Financial Officer, will host a conference call today at 10:00 a.m. EDT to discuss the company's 2005 second quarter and first half results. The conference call can be accessed via a live audio webcast available through the Investor Relations website at WWW.LAZARD.COM or by dialing 1-800-818-5264(within the U.S.) and 1-913-981-4910 (outside the U.S.) 15 minutes prior to the start of the call. On-demand replay of the webcast will be available beginning at 1:00 p.m. EDT today through August 16, 2005 at the same website or by phone by dialing 1-888-203-1112 (within the U.S.) and 1-719-457-0820 (outside the U.S.); access code 9347223.

         Additional financial, statistical and business-related information is included in a financial supplement. The earnings release is, and the financial supplement will be, available today through the Investor Relations website at WWW.LAZARD.COM.

                                      * * *

      On May 5, 2005, Class A common stock of Lazard Ltd began trading on the New York Stock Exchange under the trading symbol "LAZ." In addition, Lazard Ltd equity security units also began trading on the NYSE under the trading symbol "LDZ."

      Lazard, one of the world's preeminent financial advisory and asset management firms, operates from 29 cities across 16 countries in North America, Europe, Asia, Australia and South America. With origins dating back to 1848, the firm provides services including mergers and acquisitions advice, asset management, and restructuring advice to corporations, partnerships, institutions, governments, and individuals. For more information on Lazard, please visit WWW.LAZARD.COM.

                                      * * *

Lazard-12


CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
         THIS PRESS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS." IN SOME CASES, YOU CAN IDENTIFY THESE STATEMENTS BY FORWARD-LOOKING WORDS SUCH AS "MAY", "MIGHT", "WILL", "SHOULD", "EXPECT", "PLAN", "ANTICIPATE", "BELIEVE", "ESTIMATE", "PREDICT", "POTENTIAL" OR "CONTINUE", AND THE NEGATIVE OF THESE TERMS AND OTHER COMPARABLE TERMINOLOGY. THESE FORWARD-LOOKING STATEMENTS ARE NOT HISTORICAL FACTS BUT INSTEAD REPRESENT ONLY OUR BELIEF REGARDING FUTURE RESULTS, MANY OF WHICH, BY THEIR NATURE, ARE INHERENTLY UNCERTAIN AND OUTSIDE OF OUR CONTROL. THERE ARE IMPORTANT FACTORS THAT COULD CAUSE OUR ACTUAL RESULTS, LEVEL OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS TO DIFFER MATERIALLY FROM THE RESULTS, LEVEL OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. THESE FACTORS INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED IN OUR REGISTRATION STATEMENT ON FORM S-1 (COMMISSION FILE NUMBER 333-121407) UNDER THE CAPTION "RISK FACTORS," INCLUDING THE FOLLOWING:

    O A DECLINE IN GENERAL ECONOMIC CONDITIONS OR THE GLOBAL FINANCIAL MARKETS; O LOSSES CAUSED BY FINANCIAL OR OTHER PROBLEMS EXPERIENCED BY THIRD PARTIES; O LOSSES DUE TO UNIDENTIFIED OR UNANTICIPATED RISKS;
    O A LACK OF LIQUIDITY, I.E., READY ACCESS TO FUNDS, FOR USE IN OUR
      BUSINESSES;
    O COMPETITIVE PRESSURE.

                                      # # #

Lazard-13


                                                          LAZARD LTD
                                                 PRO FORMA OPERATING REVENUES


                                               THREE MONTHS ENDED JUNE 30,                     SIX MONTHS ENDED JUNE 30,
                                         ----------------------------------------       ------------------------------------------
                                                                        INCREASE /                                     INCREASE/
                                            2004         2005          (DECREASE)          2004         2005          (DECREASE)
                                            -----        -----         -----------         -----        -----         ----------
                                                                   ($ in thousands)
FINANCIAL ADVISORY
   M&A                                    $135,108      $182,007     $46,899   35%       $208,942      $304,318     $95,376    46%
   Financial Restructuring                  13,500        16,263       2,763   20%         31,700        40,411       8,711    27%
   Corporate Finance and Other              21,468        13,296      (8,172) (38%)        34,929        24,096     (10,833)  (31%)
                                           -------       -------     -------              -------       -------     -------
      Total                                170,076       211,566      41,490   24%        275,571       368,825      93,254    34%

ASSET MANAGEMENT
   Management and Other Fees                94,743       105,725      10,982   12%        191,539       207,768      16,229    8%
   Incentive Fees                            9,118         3,112      (6,006)   -           9,148         7,933      (1,215)    -
                                           -------       -------     -------              -------       -------     -------
      Total                                103,861       108,837       4,976   5%         200,687       215,701      15,014    7%

CORPORATE                                  (11,366)      (10,062)      1,304    -         (24,175)      (28,029)     (3,854)    -
                                           -------       -------     -------              -------       -------     -------

NET REVENUES                               262,571       310,341      47,770   18%        452,083       556,497     104,414   23%

   Add Back Non-LFB Interest Expense        19,489        19,790         301    -          38,954        39,163         209     -
                                           -------       -------     -------              -------       -------     -------

OPERATING REVENUES                        $282,060      $330,131     $48,071   17%       $491,037      $595,660    $104,623    21%
                                         =========     =========    ========            =========     =========   =========



Lazard-14
                                   LAZARD LTD
              UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME

<
                                                                                    PRO FORMA
                                                                 ----------------------------------------------------
                                                                    THREE MONTHS                      SIX MONTHS
                                                                   ENDED JUNE 30,                   ENDED JUNE 30,
                                                                   ---------------                  --------------
                                                                   2004            2005          2004          2005
                                                                   -----           -----         -----         ----
                                                                     ($ in thousands, except per share data)


Total revenues                                                    $286,431      $336,398      $500,111      $606,405
LFB interest expense                                                (4,371)       (6,267)       (9,074)      (10,745)
                                                                   -------       -------       -------       -------
   Operating revenues                                              282,060       330,131       491,037       595,660
Other interest expense                                             (19,489)      (19,790)      (38,954)      (39,163)
                                                                   -------       -------       -------       -------
Net revenues                                                       262,571       310,341       452,083       556,497
Operating expenses:
   Compensation and benefits                                       162,186       189,826       282,346       342,505
   Premises and occupancy costs                                     18,332        17,477        36,605        33,860
   Professional fees                                                10,121        11,802        20,675        20,660
   Travel and entertainment                                         12,353        11,130        24,537        20,105
   Other                                                            20,219        23,151        42,337        44,884
                                                                   -------       -------       -------       -------
Operating expenses                                                 223,211       253,386       406,500       462,014
                                                                   -------       -------       -------       -------

Operating income                                                    39,360        56,955        45,583        94,483

Provision for income taxes                                           7,822        16,810         9,059        24,268
                                                                    ------       -------        ------       -------
Income before minority interests                                    31,538        40,145        36,524        70,215
Minority interests (excluding LAZ-MD)*                               3,596         8,986          (128)        4,712
Minority interests (LAZ-MD only)                                    18,662        19,192        24,296        41,800
                                                                   -------       -------       -------       -------
Net income from continuing operations                                9,280        11,967        12,356        23,703
Net income (loss) from discontinued operations                          -             -             -             -
                                                                   -------       -------       -------       -------
Net income                                                          $9,280       $11,967       $12,356       $23,703
                                                                   =======       =======       =======       =======

Net income assuming full exchange of exchangeable interests        $24,743       $32,023       $32,948       $63,317
                                                                   ========      ========      ========      =======

WEIGHTED AVERAGE SHARES OUTSTANDING:
   Basic                                                        37,500,000    37,500,000    37,500,000    37,500,000
   Diluted                                                     100,000,000   100,000,000   100,000,000   100,000,000

NET INCOME PER SHARE:
   Basic                                                             $0.25         $0.32         $0.33         $0.63
   Diluted                                                           $0.25         $0.32         $0.33         $0.63



* Includes charges relating to our strategic alliances in Italy of $4,345 and $8,709 in the three months ended June 30, 2004 and 2005, respectively and $843 and $4,352 in the six months ended June 30, 2004 and 2005, respectively.



   SEE NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

Lazard-15
                                   LAZARD LTD
             UNAUDITED HISTORICAL CONSOLIDATED STATEMENTS OF INCOME

Historical net income is reported as a historical partnership until the IPO on May 10, 2005 and does not include payments for services rendered by managing directors as compensation expense and a provision for U.S. federal income taxes. In addition, historical net income for periods prior to the IPO do not include a charge for the minority interest relating to the outstanding exchangeable interests. Such payments, tax provisions and minority interest expense are included in subsequent periods. Therefore, historical results for periods prior to the IPO on May 10, 2005 and subsequent to the IPO are not comparable.



                                                                                   HISTORICAL
                                                                   ----------------------------------------------
                                                                     THREE MONTHS                SIX MONTHS
                                                                     ENDED JUNE 30,             ENDED JUNE 30,
                                                                     ---------------            --------------
                                                                    2004          2005         2004         2005
                                                                    -----         -----        -----        ----
                                                                      ($ in thousands, except per share data)

Total revenues                                                    $286,431      $336,398    $500,111     $606,405
LFB interest expense                                                (4,371)       (6,267)     (9,074)     (10,745)
                                                                   -------       -------     -------      -------
   Operating revenues                                              282,060       330,131     491,037      595,660
Other interest expense                                              (5,545)      (12,768)    (11,067)     (18,198)
                                                                   -------       -------     -------      -------
Net revenues                                                       276,515       317,363     479,970      577,462
Operating expenses:
   Compensation and benefits                                       107,916       161,148     219,963      267,029
   Premises and occupancy costs                                     18,332        17,477      36,605       33,860
   Professional fees                                                10,121        14,737      20,675       23,595
   Travel and entertainment                                         12,353        11,130      24,537       20,105
   Other                                                            20,219        23,151      42,337       44,884
                                                                   -------       -------     -------      -------
Operating expenses                                                 168,941       227,643     344,117      389,473
                                                                   -------      --------    --------      -------

Operating income                                                   107,574        89,720     135,853      187,989

Provision for income taxes                                          14,951        25,463      12,342       33,266
                                                                   -------       -------     -------      -------
Income before minority interests                                    92,623        64,257     123,511      154,723
Minority interests (excluding LAZ-MD)*                              25,746         3,533      40,710       13,793
Minority interests (LAZ-MD only)                                         -        22,813           -       22,813
                                                                   -------       -------     -------      -------
Net income from continuing operations                               66,877        37,911      82,801      118,117
Net income (loss) from discontinued operations and
   extraordinary gain                                               12,486       (10,318)     11,615      (17,168)
                                                                   -------       --------    -------      -------
Net income                                                         $79,363       $27,593     $94,416     $100,949
                                                                  ========      ========    ========     ========

Net income assuming full exchange of exchangeable interests

WEIGHTED AVERAGE SHARES OUTSTANDING:
   Basic                                                                 -        37,500           -       37,500
   Diluted                                                               -       100,000           -      100,000

NET INCOME PER SHARE FROM CONTINUING OPERATIONS:
   Basic                                                                 -         $0.30           -        $0.30
                                                                     ======      =======       =======    =======
   Diluted                                                               -         $0.30           -        $0.30
                                                                     ======      =======       =======    =======



* Includes charges relating to our strategic alliances in Italy of $4,345 and $8,709 in the three months ended June 30, 2004 and 2005, respectively and $843 and $4,352 in the six months ended June 30, 2004 and 2005, respectively.

  SEE NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

Lazard-16

                                   LAZARD LTD
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME


                                                                       THREE MONTH PERIOD ENDED JUNE 30, 2005
                                                     ------------------------------------------------------------------------------
                                                                                PRO FORMA ADJUSTMENTS
                                                                    -----------------------------------------
                                                                     SEPARATION (a)    CONTINUING                       PRO FORMA,
                                                      HISTORICAL       (DISC. OPS)     OPERATIONS       OTHER           AS ADJUSTED
                                                     ------------     -------------    -----------      ------          -----------
                                                                       ($ in thousands, except per share data)


Total revenues                                        $336,398              $-        $336,398         $-              $336,398
LFB interest expense                                    (6,267)              -          (6,267)         -                (6,267)
                                                       -------           -------       -------       -------            -------
   Operating revenues                                  330,131               -         330,131          -               330,131
Other interest expense                                 (12,768)(b)           -         (12,768)      (7,022)(c)         (19,790)
                                                       --------          -------      --------      -------             -------
Net revenues                                           317,363               -         317,363       (7,022)            310,341
Operating expenses:
   Compensation and benefits                           161,148               -         161,148       28,678 (d)         189,826
   Premises and occupancy costs                         17,477               -          17,477          -                17,477
   Professional fees                                    14,737               -          14,737       (2,935)(i)          11,802
   Travel and entertainment                             11,130               -          11,130          -                11,130
   Other                                                23,151               -          23,151          -                23,151
                                                       -------               -         -------      -------             -------
Operating expenses                                     227,643               -         227,643       25,743             253,386
                                                       -------           -------       -------      -------             -------

Operating income (loss)                                 89,720               -          89,720      (32,765)             56,955

Provision for income taxes                              25,463               -          25,463       (8,653)(e)          16,810
                                                       -------           -------       -------      -------             -------
Income (loss) before minority interests                 64,257               -          64,257      (24,112)             40,145
Minority interests (excluding LAZ-MD)                    3,533               -           3,533        5,453 (d)           8,986
Minority interests (LAZ-MD only)                        22,813               -          22,813       (3,621)(f)          19,192
                                                       -------           -------       -------      -------             -------
Net income (loss) from continuing operations            37,911               -          37,911      (25,944)             11,967
Net income (loss) from discontinued operations         (10,318)           10,318           -            -                   -
                                                      --------           -------       -------      -------             -------
Net income (loss)                                      $27,593           $10,318       $37,911     ($25,944)            $11,967
                                                      ========          ========      ========    =========             =======

Net income assuming full exchange of exchangeable interests                                                             $32,023
                                                                                                                        =======

WEIGHTED AVERAGE SHARES OUTSTANDING:
   Basic                                                                                                             37,500,000 (g)
   Diluted                                                                                                          100,000,000 (g)
NET INCOME PER SHARE:
   Basic                                                                                                                  $0.32 (h)
   Diluted                                                                                                                $0.32 (h)


  SEE NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

Lazard-17

                                   LAZARD LTD
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME



                                                                     THREE MONTH PERIOD ENDED JUNE 30, 2004
                                                   --------------------------------------------------------------------------------
                                                                               PRO FORMA ADJUSTMENTS
                                                                     ----------------------------------------------
                                                                     SEPARATION (a)  CONTINUING                    PRO FORMA,
                                                   HISTORICAL        (DISC. OPS)     OPERATIONS      OTHER         AS ADJUSTED
                                                   ------------      -------------    -----------    ------        -----------
                                                                    ($ in thousands, except per share data)

Total revenues                                        $286,431             $-        $286,431         $-            $286,431
LFB interest expense                                    (4,371)             -          (4,371)         -              (4,371)
                                                       -------          -------       -------      -------           -------
   Operating revenues                                  282,060              -         282,060          -             282,060
Other interest expense                                  (5,545)(b)          -          (5,545)      (13,944)(c)      (19,489)
                                                       -------          -------       -------      --------          --------
Net revenues                                           276,515              -         276,515       (13,944)         262,571
Operating expenses:
   Compensation and benefits                           107,916              -         107,916        54,270 (d)       162,186
   Premises and occupancy costs                         18,332              -          18,332          -               18,332
   Professional fees                                    10,121              -          10,121          -               10,121
   Travel and entertainment                             12,353              -          12,353          -               12,353
   Other                                                20,219              -          20,219          -               20,219
                                                       -------          -------       -------       -------           -------
Operating expenses                                     168,941              -         168,941        54,270           223,211
                                                       -------          -------       -------       -------           -------

Operating income (loss)                                107,574              -         107,574       (68,214)           39,360

Provision for income taxes                              14,951              -          14,951        (7,129)(e)         7,822
                                                       -------          -------       -------      -------            -------
Income (loss) before minority interests                 92,623              -          92,623       (61,085)           31,538
Minority interests (excluding LAZ-MD)                   25,746              -          25,746       (22,150)(d)         3,596
Minority interests (LAZ-MD only)                             -              -             -          18,662 (f)        18,662
                                                       -------          -------       -------      -------            -------
Net income (loss) from continuing operations            66,877              -          66,877       (57,597)            9,280
Net income (loss) from discontinued operations
   and extraordinary gain                               12,486         (12,486)           -            -                 -
                                                       -------         -------        -------      -------            -------
Net income (loss)                                      $79,363        ($12,486)       $66,877      ($57,597)          $9,280
                                                      ========       =========        ========    =========            ======

Net income assuming full exchange of exchangeable interests                                                           $24,743
                                                                                                                      =======

WEIGHTED AVERAGE SHARES OUTSTANDING:
   Basic                                                                                                           37,500,000 (g)
   Diluted                                                                                                        100,000,000 (g)
NET INCOME PER SHARE:
   Basic                                                                                                                $0.25 (h)
   Diluted                                                                                                              $0.25 (h)


  SEE NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

Lazard-18
                                   LAZARD LTD
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME


                                                                        SIX MONTH PERIOD ENDED JUNE 30, 2005
                                                  -----------------------------------------------------------------------------
                                                                               PRO FORMA ADJUSTMENTS
                                                                   ------------------------------------------
                                                                   SEPARATION (a)   CONTINUING                       PRO FORMA,
                                                   HISTORICAL      (DISC. OPS)     OPERATIONS       OTHER           AS ADJUSTED
                                                  ------------    -------------    -----------      ------          -----------
                                                                      ($ in thousands, except per share data)

Total revenues                                        $606,405              $-        $606,405           $-            $606,405
LFB interest expense                                  (10,745)               -         (10,745)           -             (10,745)
                                                      --------         --------       --------     --------            --------
   Operating revenues                                  595,660               -         595,660            -             595,660
Other interest expense                                 (18,198)(b)           -         (18,198)     (20,965)(c)         (39,163)
                                                      --------         --------       --------     --------            --------
Net revenues                                           577,462               -         577,462      (20,965)            556,497
Operating expenses:
   Compensation and benefits                           267,029               -         267,029       75,476 (d)         342,505
   Premises and occupancy costs                         33,860               -          33,860            -              33,860
   Professional fees                                    23,595               -          23,595       (2,935)(i)          20,660
   Travel and entertainment                             20,105               -          20,105            -              20,105
   Other                                                44,884               -          44,884            -              44,884
                                                      --------         --------       --------     --------            --------
Operating expenses                                     389,473               -         389,473       72,541             462,014
                                                      --------         --------       --------     --------            --------

Operating income (loss)                                187,989               -         187,989      (93,506)             94,483

Provision for income taxes                             33,266                -          33,266       (8,998)(e)          24,268
                                                      --------         --------        --------     --------            --------
Income (loss) before minority interests                154,723               -         154,723      (84,508)             70,215
Minority interests (excluding LAZ-MD)                   13,793               -          13,793       (9,081)(d)           4,712
Minority interests (LAZ-MD only)                        22,813               -          22,813       18,987 (f)          41,800
                                                      --------         --------        --------     --------            --------
Net income (loss) from continuing operations           118,117               -         118,117      (94,414)             23,703
Net income (loss) from discontinued operations         (17,168)         17,168               -            -                   -
                                                      --------        --------               -            -                   -
Net income (loss)                                     $100,949         $17,168        $118,117     ($94,414)            $23,703
                                                     =========       =========       =========    =========             =======

Net income assuming full exchange of exchangeable interests                                                             $63,317
                                                                                                                        =======

WEIGHTED AVERAGE SHARES OUTSTANDING:
   Basic                                                                                                             37,500,000 (g)
   Diluted                                                                                                          100,000,000 (g)
NET INCOME PER SHARE:
   Basic                                                                                                                  $0.63 (h)
   Diluted                                                                                                                $0.63 (h)


  SEE NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

Lazard-19

                                   LAZARD LTD
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME



                                                                      SIX MONTH PERIOD ENDED JUNE 30, 2004
                                                  -------------------------------------------------------------------------------
                                                                              PRO FORMA ADJUSTMENTS
                                                                  -------------------------------------------
                                                                     SEPARATION (a)    CONTINUING                      PRO FORMA,
                                                    HISTORICAL        (DISC. OPS)     OPERATIONS      OTHER           AS ADJUSTED
                                                   ------------      -------------    -----------     ------          -----------
                                                                    ($ in thousands, except per share data)

Total revenues                                        $500,111              $-        $500,111           $-            $500,111
LFB interest expense                                    (9,074)              -          (9,074)           -              (9,074)
                                                      --------          --------      --------      --------           --------
   Operating revenues                                  491,037               -         491,037            -             491,037
Other interest expense                                 (11,067)(b)           -         (11,067)     (27,887)(c)         (38,954)
                                                      --------          --------      --------     --------            --------
Net revenues                                           479,970               -         479,970      (27,887)            452,083
Operating expenses:
   Compensation and benefits                           219,963               -         219,963       62,383 (d)         282,346
   Premises and occupancy costs                         36,605               -          36,605            -              36,605
   Professional fees                                    20,675               -          20,675            -              20,675
   Travel and entertainment                             24,537               -          24,537            -              24,537
   Other                                                42,337               -          42,337            -              42,337
                                                      --------          --------      --------     --------             --------
Operating expenses                                     344,117               -         344,117       62,383             406,500
                                                      --------          --------      --------      --------            --------

Operating income (loss)                                135,853               -         135,853      (90,270)             45,583

Provision for income taxes                              12,342               -          12,342       (3,283)(e)           9,059
                                                      --------          --------      --------     --------             -------
Income (loss) before minority interests                123,511               -         123,511      (86,987)             36,524
Minority interests (excluding LAZ-MD)                   40,710               -          40,710      (40,838)(d)            (128)
Minority interests (LAZ-MD only)                             -               -               -       24,296 (f)          24,296
                                                      --------          --------      --------     --------            --------
Net income (loss) from continuing operations            82,801               -          82,801      (70,445)             12,356
Net income (loss) from discontinued operations
   and extraordinary gain                               11,615          (11,615)             -            -                   -
                                                      --------         ---------      --------     --------             -------
Net income (loss)                                      $94,416         ($11,615)       $82,801     ($70,445)            $12,356
                                                      ========        ==========      ========     =========            =======

Net income assuming full exchange of exchangeable interests                                                             $32,948
                                                                                                                        =======

WEIGHTED AVERAGE SHARES OUTSTANDING:
   Basic                                                                                                             37,500,000 (g)
   Diluted                                                                                                          100,000,000 (g)
NET INCOME PER SHARE:
   Basic                                                                                                                  $0.33 (h)
   Diluted                                                                                                                $0.33 (h)


  SEE NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

Lazard-20

                                   LAZARD LTD

    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(a) Represents adjustments necessary to remove Lazard Group's discontinued operations, and when applicable extraordinary items, related to the separated businesses.

(b) For the three and six month periods ended June 30, 2004, interest expense includes $2,000 and $4,000 in accrued dividends relating to Lazard Group's mandatorily redeemable preferred stock issued in March 2001. The three month and six month periods ended June 30, 2005 include a credit of $10,000 and $8,000, respectively, which represents accrued dividends on Lazard Group's mandatorily redeemable preferred stock which were cancelled in connection with the redemption of membership interests of historical partners.

(c) Represents (i) net incremental interest expense related to the separation and recapitalization transactions, including the financing transactions and the amortization of capitalized costs associated with the financing transactions and (ii) for the three month and six month periods ended June 30, 2005 only, exclusion of one-time IPO-related costs of $1,661.

(d) The adjustment reflects payments for services rendered by employee members of LAM and managing directors, which prior to the IPO were accounted for as either distributions from members' capital or as minority interest expense. Following the completion of the IPO, our policy is that our employee compensation and benefits expense, including that payable to our managing directors, will not exceed 57.5% of operating revenue each year (although we retain the ability to change this policy in the future). The adjustment has been determined as if the new compensation policy had been in place during 2004 and 2005. Accordingly, the pro forma condensed consolidated statements of income data reflect compensation and benefits expense based on new retention agreements that are in effect.

(e) Represents (i) a tax benefit related to the reclassification of LAM minority interest, (ii) the net income tax impact associated with the separation and recapitalization transactions and (iii) an adjustment for Lazard Ltd entity-level taxes.

(f) Represents the adjustment for LAZ-MD Holdings' ownership of 62.5% of the Lazard Group common membership interests outstanding immediately after the IPO.

(g) For basic net income per share, the weighted average shares outstanding reflects the 37,500,000 shares of Class A common stock outstanding immediately following the IPO. For diluted net income per share, LAZ-MD Holdings exchangeable interests also are included on an as-if-exchanged basis. Shares issuable with respect to the exercise of the purchase contracts associated with the equity security units offered in the ESU offering and the IXIS ESU placement are not included because, under the treasury stock method of accounting, such securities are not dilutive currently.

(h) Calculated after considering the impact of all the pro forma adjustments and based on the weighted average basic and diluted shares outstanding, as described in note (g) above.

(i) Represents exclusion of one-time IPO-related costs of $2,935 for the three and six month periods ended June 30, 2005.

Lazard-21

                                   LAZARD LTD
                        UNAUDITED CONDENSED CONSOLIDATED
                        STATEMENT OF FINANCIAL CONDITION
                               AS OF JUNE 30, 2005



                                     ASSETS
Cash and cash equivalents                                             $320,784
Cash and securities segregated for regulatory purposes                  23,328
Marketable investments                                                  11,146
Securities owned - at fair value                                       327,246
Receivables                                                          1,022,905
Other assets                                                           393,381
                                                                       -------

      Total assets                                                  $2,098,790
                                                                    ==========

                 LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIENCY)
Payables                                                              $949,558
Accrued compensation and benefits                                      176,972
Other liabilities                                                      613,400
Senior notes:
      Underlying equity security units                                 437,500
      Others                                                           580,199
Subordinated loans                                                     200,000
                                                                     ---------
      Total liabilities                                              2,957,659

Commitments and contingencies
Minority interest                                                       99,874

STOCKHOLDERS' EQUITY (DEFICIENCY)
Common stock:
      Class A, par value $ .01 per share                                   375
      Class B, par value $ .01 per share                                     -
      Additional paid-in capital                                      (950,276)
      Accumulated other comprehensive income (loss), net of tax        (20,208)
      Retained earnings                                                 11,366
                                                                      --------
Total stockholders' equity (deficiency)                               (958,743)
                                                                     ---------

Total liabilities and stockholders' equity (deficiency)             $2,098,790
                                                                    ==========


Lazard-22
                                   LAZARD LTD
               RECONCILIATION OF PRO FORMA SHARES OUTSTANDING AND
                     NET INCOME FOR BASIC AND DILUTED E.P.S


                                       THREE MONTHS ENDED JUNE 30, 2004          THREE MONTHS ENDED JUNE 30, 2005
                                       --------------------------------          --------------------------------
                                       WEIGHTED                     NET          WEIGHTED                      NET
                                     AVERAGE SHARES  NET          INCOME      AVERAGE SHARES    NET          INCOME
                                      OUTSTANDING   INCOME        PER SHARE    OUTSTANDING    INCOME         PER SHARE
                                      -----------   ------        ---------    -----------    ------         ---------
                                                         ($ in thousands, except per share data)

Amounts as reported for basic
   net income per share                37,500,000    $9,280         $0.25         37,500,000   $11,967         $0.32
                                                                    =====                                      =====
Amounts applicable to LAZ-MD
    exchangeable interests:
       Share of Lazard Group income                  18,662 (a)                                 19,193 (a)
       Additional Corporate tax                      (3,199)(b)                                    863 (b)
       Shares issuable                 62,500,000                                62,500,000
                                       ----------   -------                      ----------    -------

Amounts as reported
    for diluted net income per share  100,000,000   $24,743          $0.25       100,000,000   $32,023          $0.32
                                      ===========   =======          =====       ===========   =======          =====




                                        SIX MONTHS ENDED JUNE 30, 2004            SIX MONTHS ENDED JUNE 30, 2005
                                        ------------------------------            ------------------------------
                                       WEIGHTED                     NET          WEIGHTED                      NET
                                     AVERAGE SHARES  NET          INCOME      AVERAGE SHARES    NET          INCOME
                                      OUTSTANDING   INCOME        PER SHARE    OUTSTANDING    INCOME         PER SHARE
                                      -----------   ------        ---------    -----------    ------         ---------
                                                         ($ in thousands, except per share data)

Amounts as reported for basic
   net income per share                37,500,000   $12,356         $0.33         37,500,000   $23,703         $0.63
                                                                    =====                                      =====
Amounts applicable to LAZ-MD
    exchangeable interests:
       Share of Lazard Group income                  24,296 (a)                                 41,801 (a)
       Additional Corporate tax                      (3,704)(b)                                 (2,187)(b)
       Shares issuable                 62,500,000                                62,500,000
                                       ----------   -------                      ----------    -------

Amounts as reported
    for diluted net income per share  100,000,000   $32,948          $0.33       100,000,000   $63,317         $0.63
                                      ===========   =======          =====       ===========   =======         =====



(a) 62.5% of pro forma Lazard Group net income of $29,860 and $30,708 for the three months ended June 30, 2004 and 2005, respectively, and $38,874 and $66,881 for the six months ended June 30, 2004 and 2005.

(b) Based on pro forma Lazard Group operating income of $39,360 and $57,045 for the three months ended June 30, 2004 and 2005, respectively, and $45,583 and $94,573 for the six months ended June 30, 2004 and 2005.

Lazard-23

                          ASSETS UNDER MANAGEMENT (AUM)



                                                                    AS OF
                                             --------------------------------------------------------------
                                               JUNE 30,        DECEMBER 31,      MARCH 31,       JUNE 30,
                                                 2004             2004             2005            2005
                                                -----            -----            -----           ----
                                                               ($ in millions)

Total Equities                                  $62,490         $69,745          $69,724         $66,077
Total Fixed Income                               11,134          11,204           11,314          11,210
Alternative Investments                           2,069           2,800            2,921           3,054
Merchant Banking                                    451             551              523             801
Cash                                              1,838           2,135            1,775           1,870
                                                -------         -------          -------          ------
   Total AUM                                    $77,982         $86,435          $86,257         $83,012
                                               ========        ========         ========         =======





                                           THREE MONTHS ENDED JUNE 30,        SIX MONTHS ENDED JUNE 30,
                                           ----------------------------       -------------------------
                                                 2004             2005             2004            2005
                                                -----            -----            -----           ----
AUM - Beginning of Period                       $80,000         $86,257          $78,371         $86,435

Net Flows                                        (1,636)         (2,943)          (1,654)         (2,577)
Market Appreciation (Depreciation)                 (280)            357            1,589             290
Foreign Currency Adjustments                       (102)           (659)            (324)         (1,136)
                                                  -----           -----            -----         -------

AUM - End of Period                             $77,982         $83,012          $77,982         $83,012
                                               ========        ========         ========         =======

Average AUM (note)                              $78,991         $84,634          $78,784         $85,235
                                               ========        ========         ========         =======



 Note: Average AUM is based on an average of quarterly ending balances for the respective periods

Lazard-24


                                   LAZARD LTD
                   SCHEDULE OF PRO FORMA INCOME TAX PROVISION

                         ALLOCATION OF OPERATING INCOME


                                                                                   THREE MONTHS      SIX MONTHS
                                                                                   ENDED JUNE 30,    ENDED JUNE 30,
                                                                                   --------------   --------------
                                                                                2004       2005     2004          2005
                                                                                ----       ----     ----          ----
                                                                                             ($ in thousands)
Operating income:
   Lazard Group  ........................................................      $39,360     $57,045   $45,583      $94,573
   Lazard Ltd  ..........................................................            -         (90)        -          (90)
                                                                               -------     -------   -------      -------
      Total  ............................................................      $39,360     $56,955   $45,583      $94,483
                                                                               =======     =======   =======      =======

Operating income allocable to Lazard Ltd:
   Lazard Group (37.5%)  ................................................      $14,760     $21,392   $17,094      $35,465
   Lazard Ltd (100%)  ...................................................            -         (90)        -          (90)
                                                                               -------     -------   -------      -------
      Total  ............................................................      $14,760     $21,302   $17,094      $35,375
                                                                               =======     =======   =======      =======

Operating income allocable to LAZ-MD Holdings:
   Lazard Group (62.5%)  ................................................      $24,600     $35,653   $28,489      $59,108
                                                                               =======     =======   =======      =======




                         PRO FORMA INCOME TAX PROVISION

                                                                                   THREE MONTHS             SIX MONTHS
                                                                                   ENDED JUNE 30,          ENDED JUNE 30,
                                                                                   --------------          --------------
                                                                                2004       2005     2004          2005
                                                                                ----       ----     ----          ----
                                                                                             ($ in thousands)

Lazard Ltd's entity level taxes (28%)  ..................................      $4,133       $5,965    $4,786       $9,905

Flow through provision for Lazard Group income taxes applicable to LAZ-MD
   Holdings' 62.5% ownership - effective tax rates of 15%* and 30.4%* for the three month periods ended June 30, 2004 and 2005 and 15% and 24.3%
   for the six month periods ended June 30, 2004 and 2005, respectively         3,689       10,845     4,273       14,363
                                                                               ------       ------    ------       ------

Total pro forma provision for income taxes  .............................       7,822       16,810     9,059       24,268
Pro forma provision for income taxes before final
   adjustment for the equity public offering  ...........................       5,904       19,585     6,837       25,214
                                                                               ------       ------    ------       ------
Pro forma adjustment  ...................................................      $1,918       (2,775)   $2,222         (946)
                                                                               ======       =======   ======       ======


Lazard Ltd consolidated effective tax rate  .............................       19.9%        29.5%     19.9%        25.7%
                                                                                =====       =====     =====        =====


* Effective tax rate of 30.4% for the three months ended June 30, 2005 is due to increasing the estimated pro forma Lazard Group effective tax rate for 2005 from 15% estimated at the end of March 2005 to 24.3% estimated at the end of June 2005.